B Y - L A W S

                                       of

                         CAROLINA POWER & LIGHT COMPANY

                             Raleigh, North Carolina


                           (As Amended July 12, 2000)

                            Meetings of Stockholders
                            ------------------------


         Section 1. The annual meeting of the stockholders of the Company shall be held at the principal office of the Company, on the second Wednesday of May in each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, at ten o'clock A.M., or at such other date, or hour, or at such other place within or without the State of North Carolina as stated in the notice of the meeting as the Board of Directors may determine.

         Section 2. Special meetings of the stockholders of the Company may be held upon call by a majority of the Board of Directors or of the Executive Committee, or by the Chairman of the Board, or by the President of the Company, at the principal office of the Company or at such other place within or without the State of North Carolina, and at such time, as may be stated in the call and notice.

         Section 3. Written notice of the time and place of every meeting of stockholders may be given, and shall be deemed to have been duly given, by mailing the same at least ten, but not more than sixty, days prior to the meeting, to each stockholder of record, entitled to vote at such meeting, and addressed to him at his address as it appears on the records of the Company, with postage thereon prepaid. Notice may also be given by any other lawful means.

         Section 4. In accordance with Section 55-7-20 of the General Statutes of North Carolina, the Company, or an officer having charge of the record of stockholders of the Company, shall prepare a list of stockholders which shall be available for inspection by stockholders, or their agents or attorneys.

         Section 5. The holders of a majority of the stock of the Company having voting powers must be present in person or represented by proxy at each meeting of the stockholders to constitute a quorum; absent such quorum, the meeting may be adjourned by a majority of shares voting on a motion to adjourn. If such adjournment is for less than thirty days, notice other than announcement at the meeting need not be given. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

         Section 6. (a) When a quorum is present at any meeting, the vote of the holders of a majority of the outstanding stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute or of the Charter a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 6. (b) To be properly brought before a meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before an annual meeting by a shareholder of the Company who was a shareholder of record at the time of the giving of notice provided for in Section 3 of these By-Laws and who is entitled to vote at the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely notice of the proposal in writing to the Secretary of the Company. To be timely, a shareholder's notice must be received by the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 60th day prior to the first anniversary of the immediately preceding year's annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held after the anniversary of the preceding annual meeting commence a new time period for the giving of a shareholder notice as described above. A shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting with respect to such business, (ii) the reasons for conducting such business at the annual meeting, (iii) the name and address of record of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made, (iv) the class and number of shares of the Company which are owned by the shareholder and such beneficial owner, (v) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (vi) any material interest of the shareholder and such beneficial owner in such business.

         In the event that a shareholder attempts to bring business before a meeting without complying with the procedures set forth in this Section 6(b), such business shall not be transacted at such meeting. The Chairman of the Board of Directors, or any other individual presiding over the meeting pursuant to
Section 8 of these By-Laws, shall have the power and duty to determine whether any proposal to bring business before the meeting was made in accordance with the procedures set forth in this Section 6(b), and, if any business is not proposed in compliance with this Section, to declare that such defective proposal shall be disregarded and that such proposed business shall not be transacted at such meeting.

         Section 7. The Board of Directors in advance of any meeting of stockholders may appoint two voting inspectors to act at any such meeting or adjournment thereof. If they fail to make such appointment, or if their appointees or any of them fail to appear at the meeting of stockholders, the chairman of the meeting may appoint such inspectors or any inspector to act at that meeting.

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

         Section 8. Meetings of the stockholders shall be presided over by the Chairman of the Board of Directors, or, if he is not present, the President, or, if the President is not present, a Vice President, or if neither of said officers is present, by a chairman pro tem to be elected at the meeting. The Secretary of the Company shall act as secretary of such meetings, if present, but if not present, some person shall be appointed by the presiding officer to act during the meeting.

         Section 9. Each holder of Preferred Stock and/or Common Stock shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of such stock held by such stockholder. Except where the transfer books of the Company have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted at any election for directors which has been transferred on the books of the Company within twenty days next preceding such election of directors.


                       Directors and Meetings of Directors
                       -----------------------------------

         Section 10. (a) The number of directors of the Company shall not be less than eleven (11) nor more than fifteen (15). The authorized number of directors, within the limits above specified, shall be determined by the affirmative vote of a majority of the whole board given at any regular or special meeting of the Board of Directors, provided that, the number of directors shall not be reduced to a number less than the number of directors then in office unless such reduction shall become effective only at and after the next ensuing meeting of the shareholders for the election of directors. This subsection (a) was adopted by the stockholders of the Company.

          (b) The directors shall appoint from among their number a Chairman, who shall serve at the pleasure of the Board. Members of the Board of Directors of the Company who are full-time employees of the Company shall retire from the Board upon their retirement from employment or upon attaining the age of 65 years, whichever occurs first; provided, however, that the Chairman of the Board, if then a full-time employee of the Company, shall be eligible to continue as a member of the Board until the first Annual Meeting of Shareholders occurring at least one year after retirement from employment or after attaining the age of 65 years, whichever occurs first, if so requested to remain by the Board. Those persons who are not employed full-time by the Company shall not be eligible for election as a Director in any calendar year (or subsequent year) in which he or she has reached or will reach the age of 71 years, unless requested by the Chairman of the Board and approved on an annual basis by the full Board. Otherwise, any Director who reaches the age of 71 during a term of office shall resign as of the first day of the month so following unless otherwise determined by the Board.

         (c) The election of directors shall be held at the annual meeting of stockholders. The directors, other than those who may be elected under circumstances specified in the Company's Restated Charter, as it may be amended, by the holders of any class of stock having a preference over the Common Stock as to dividends or in liquidation, shall be classified into three classes, as nearly equal in number as possible. The initial terms of directors first elected or re-elected by the stockholders on the date this amendment to the By-Laws is adopted shall be for the following terms of office:

                    Class I:              One year
                    Class II:             Two years
                    Class III:            Three years

and until their successors shall be elected and shall qualify. Upon the expiration of the initial term specified for each class of directors their successors shall be elected for three-year terms or until such time as their successors shall be elected and qualified. In the event of any increase or decrease in the number of directors, the additional or eliminated directorships, shall be classified or chosen so that all classes of directors shall remain or become equal in number, as nearly as possible. This subsection (c) was adopted by the stockholders of the Company.

         (d) Subject to the rights of holders of any securities or obligations of the Company conferring special rights regarding election of directors, nominations for the election of directors shall be made by the Board of Directors or by any shareholder entitled to vote in elections of directors; provided however, that any shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors only at an annual meeting and if written notice of such shareholder's intent to make such nomination or nominations has been received, either by personal delivery or by United States registered or certified mail, postage prepaid, by the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 60th day prior to the first anniversary of the immediately preceding year's annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held after the anniversary of the preceding annual meeting commence a new time period for the giving of a shareholder's notice as described above. Each notice shall set forth (i) the name and address of record of the shareholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated, (ii) the class and number of shares of the Company that are owned by the shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and (v) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and shall include a consent signed by each such nominee to serve as a director of the Company if so elected. In the event that a shareholder attempts to nominate any person without complying with the procedures set forth in this Section 10.(d), such person shall not be nominated and shall not stand for election at such meeting. The Chairman of the Board of Directors, or any other individual presiding over the meeting pursuant to
Section 8 of these By-Laws, shall have the power and duty to determine whether a nomination proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 10.(d) and, if any proposed nomination is not in compliance with this Section 10.(d), to declare that such defective proposal shall be disregarded.

         Section 11. In case of any vacancy in the number of directors through death, resignation, disqualification, increase in the number of directors or other cause, the remaining directors present at the meeting, by affirmative vote of a majority thereof, though less than a quorum, may elect a successor to hold office until the next shareholders' meeting at which directors are elected and until the election of his successor.

         Section 12. Regular meetings of the Board of Directors shall be held at times fixed by resolution of the Board, and special meetings may be held upon the written call of the Executive Committee, or by the Chairman of the Board, or by the President or by any two directors; and the Secretary or officer performing his duties shall give reasonable notice of all meetings of directors; provided, that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the directors are present, or if those not present waive notice either before or after the meeting. All regular and special meetings shall be held at the principal offices of the Company, provided that the Board, from time to time, may order that any meeting be held elsewhere within or without the State of North Carolina. A majority of the whole Board of Directors shall constitute a quorum, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater proportion is required by the Charter.

         Section 13. The business and affairs of the Company shall be managed by its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things which are not by law or by the Charter directed or required to be exercised or done by the stockholders; provided, however, that the officers of the Company shall, without prior action of the Board of Directors, perform all acts and things incidental to the usual and ordinary course of the business in which the Company is engaged as hereinafter provided by the By-Laws or as may hereafter be delegated by the Board of Directors. A majority of the Board of Directors may create one or more Committees and appoint other members of the Board of Directors to serve on such Committees. Each such Committee shall have two or more members, who serve at the pleasure of the Board of Directors. Any such Committee may exercise authority over any matters except those matters described in Section 55-8-25(e) of the General Statutes of North Carolina.

         Section 14. A majority of the whole Board of Directors, present at any meeting held after their election in each year, may appoint an Executive Committee, to consist of three or more directors, which Committee shall have and may exercise, during the intervals between meetings of the Board, by a majority vote of those present at a meeting, all the powers vested in the Board, except the following matters as more fully described in Section 55-8-25(e) of the General Statutes of North Carolina:

         - Authorize distributions;
         - Approve or propose to shareholders action that is by law required to be approved by the shareholders;

         - Fill vacancies on the Board of Directors or on any of its Committees;
         - Amend the Company's Articles of Incorporation pursuant to N.C.G.S. s.55-10-102;
         - Adopt, amend or repeal the Company's By-Laws;
         - Approve a plan of merger not requiring shareholder approval;
         - Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or
         - Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares.

A majority of the whole Board of Directors present at any meeting shall have the power at any time to change the membership of such Committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business. A majority of the members of said Committee shall constitute a quorum. The Chairman of the Executive Committee shall be appointed by the Board of Directors from the membership of the Executive Committee.

                                     Notices
                                     -------

         Section 15. Notices to directors or stockholders shall be in writing and given personally or by mail to the directors and by mail to the stockholders at their addresses appearing on the books of the Company; provided, however, that no notice need be given any stockholder or director whose address is outside of the United States. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given verbally, or by telegram, or cable, and any such notice shall be deemed to be given when delivered to and accepted for transmittal by an office of the transmitting company.

         Section 16. Whenever any notice is required to be given under the provisions of applicable statutes or of the Charter or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice in apt time.

              Officers, Their Authority, and Their Terms of Office
              ----------------------------------------------------

        Section 17. The Board of Directors shall annually at its first meeting held after the Annual Meeting of Stockholders, or as soon thereafter as may be practical, elect the officers of the Company, who shall consist of a President, one or more Senior Executive Vice Presidents and Executive Vice Presidents, two or more Senior Vice Presidents, three or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other officers or assistant officers and agents as may be appointed by the Board of Directors. At other times, the Board of Directors or any Committee to which it delegates the authority to do so may elect officers to fill any new office or a vacancy in any office occurring by virtue of the incumbent's death, resignation, removal or otherwise at any duly convened meeting of the Board or of the Committee. The officer shall serve for the period specified or until a successor is chosen. From time to time the Board of Directors may also elect a Vice Chairman who shall have such duties as described herein and as may from time to time be directed. Any two offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required. The Vice Chairman, if any, of the Board of Directors shall be chosen from among the Directors, but the other officers need not be Directors of the Company

         Section 18. The Board of Directors shall appoint the Chief Executive Officer who shall be either the Chairman, the Vice Chairman or the President of the Company. In the event the Chief Executive Officer is unavailable at the time for needed action, or in other circumstances as directed by the Chief Executive Officer, then the Chairman, the Vice Chairman, if any, or the President if there is no Vice Chairman, who is not then serving as Chief Executive Officer, shall be the next officer in line of authority to perform the duties of Chief Executive Officer. If the Chairman, the Vice Chairman and the President should be unavailable at the time for needed action, or in other circumstances as directed by the Chief Executive Officer, then the next officer in line of authority to perform the duties of the Chief Executive Officer shall be a Senior Executive Vice President or Executive Vice President as designated by the Chief Executive Officer.

          Section 19. Any officer may be reassigned duties by appropriate members of Senior Management at any time. Any officer may be removed from office at any time by the Board of Directors, or by any Committee to which it delegates the authority to remove officers from office, without prejudice to the rights of the officer removed under an employment agreement in writing previously duly authorized by the Board of Directors or an Executive Committee of the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors, the President or any other officer of the Company. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 20. The Board of Directors or the Chief Executive Officer of the Company may require the Treasurer and any other officer, employee or agent of the Company to give bond, in such sum and with such surety or sureties as either shall determine, for the faithful discharge of their duties.

         Section 21. Unless otherwise provided by the Board of Directors, the Company's Chief Executive Officer is vested with full power, authority, and the duty, to perform in person, and by delegation of authority to subordinate officers and employees of the Company, all acts and things deemed by him to be reasonably necessary or desirable to direct, handle, and manage, and in general carry on the Company's business transactions authorized by its Charter, in respect to all matters except those which by law must be performed by the Directors, including but not limited to the following: (a) constructing and contracting for the construction of generating plants authorized by the Directors; (b) operating and maintaining generating plants and appurtenant works; (c) constructing, maintaining, and operating substations, lines and all other facilities, appurtenant to the transmission, distribution and delivery of electricity; (d) acquiring by direct purchase, gift, exchange, or by condemnation, all rights of way, easements, lands, and estates in lands, flowage and water rights; (e) acquiring, maintaining and disposing of tools, machinery, appliances, materials, vehicles, and other appurtenant facilities; (f) employing, and fixing compensation of, Company personnel (except that the compensation of the Chief Executive Officer and the other Company employees who are members of the Board shall be fixed by the Board of Directors) in compliance with any procedures established by the Board; (g) borrowing money from time to time for terms not exceeding three years, and in connection therewith pledging the credit of the Company and executing unsecured loan agreements, promissory notes, and other desirable instruments evidencing obligations to the lender; (h) fixing the rates and conditions of service and dealing with regulatory bodies in respect thereto, and promoting the use of electricity by means of sales representatives, advertising and otherwise; (i) collecting and keeping accounts of all monies due the Company and making and preserving records of the Company's properties and accounts and fiscal affairs; and (j) possessing, preserving, and protecting all property, assets, and interests of the Company and instituting, prosecuting, intervening in, and defending actions and proceedings in any court or before any administrative agency or tribunal affecting the Company's interests and welfare.

                              Certificates of Stock
                              ---------------------

         Section 22. Every holder of stock in the Company shall be entitled to have a certificate or certificates certifying the number of fully paid shares owned by him in the Company which shall be in form consistent with law and with the Charter of the Company and as shall be approved by the Board of Directors. The stock certificates shall be signed by: 1) either the Chairman of the Board of Directors or the President, and 2) either the Secretary or Treasurer. Such signatures may be facsimile or other similar method.

         Section 23. All transfers of stock of the Company shall be made upon its books by authority of the holder of the shares or of his legal representative, and before a new certificate is issued the old certificate shall be surrendered for cancellation, provided that in case any certificate is lost, stolen or destroyed, a new certificate therefor may be issued pursuant to the provisions of Section 24 hereof.

         Section 24. No certificate of shares of stock of the Company shall be issued in place of any certificate alleged to have been lost or stolen or destroyed, except upon the approval of the Board of Directors who may require delivery to the Company of a bond in such sum as it may direct and subject to its approval as indemnity against any claim in respect to such lost or stolen or destroyed certificate; provided that the Board of Directors may delegate to the Company's Transfer Agent and Registrar authority to issue and register, respectively, from time to time without further action or approval of the Board of Directors, new certificates of stock to replace certificates reported lost, stolen or destroyed upon receipt of an affidavit of loss and bond of indemnity in form and amount and with corporate surety satisfactory to them in each instance protecting the Company and them against loss. Such legal evidence of such loss or theft or destruction shall be furnished to the Board of Directors as may be required by them.

         Section 25. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the Company, not inconsistent with the laws of North Carolina, the Charter of the Company and these By-Laws. The Board of Directors is authorized to appoint one or more transfer agents and registrars for the capital stock of the Company.

         Section 26. The Board of Directors shall have power to close the stock transfer books or in lieu thereof to fix record dates as authorized by law.

                                     General
                                     -------

         Section 27. Subject to the provisions of the applicable statutes and the Charter of the Company, dividends, either cash or stock, upon the capital stock of the Company may be declared by the Board of Directors at any meeting thereof.

         Section 28. Deeds, bonds, notes, mortgages and contracts of the Company may be executed on behalf of the Company by the President, or a Vice President, or any one of such other persons as shall from time to time be authorized by the Board of Directors, and when necessary or appropriate may be attested or countersigned by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. The corporate seal of the Company may be affixed to deeds, bonds, notes, mortgages, contracts or stock certificates by an appropriate officer of the Company by impression thereon, or, by order of an appropriate officer of the Company, a facsimile of said seal may be affixed thereto by engraving, printing, lithograph or other method.

         Section 29. The monies of the Company shall be deposited in the name of the Company in such bank or banks or trust company or trust companies as the Treasurer, with approval of the Chief Executive Officer, shall from time to time select, and shall be drawn out only by checks or other orders signed by persons designated by resolution by the Board of Directors.

         Section 30. As and when used in any of the foregoing By-Laws the words "stockholder" and "stockholders" shall be deemed and held to be synonymous with the words "shareholder" and "shareholders", and the word "stock" shall be deemed and held to be synonymous with the words "share" or "shares", respectively, as used in Chapter 55 of the General Statutes of North Carolina.

                              Amendment of By-Laws
                              --------------------


         Section 31. The Board of Directors shall have power from time to time to adopt, amend, alter, add to, and repeal By-Laws for the Company by affirmative vote of a majority of the directors then holding office, provided, however, that the By-Laws may not be amended by the Board of Directors to require more than a majority of the voting shares for a quorum at a stockholder's meeting, or more than a majority vote at such meeting, except where higher percentages are required by law. Any By-Laws so made or any provisions thereof may be altered or repealed by vote of the holders of a majority of the total number of shares of the Company then issued and outstanding and entitled to vote thereon at any annual stockholders' meeting. Additionally, any By-Law adopted, amended or repealed by the stockholders may not be readopted, amended or repealed by the Board of Directors unless the Charter or a By-Law adopted by the stockholders authorizes the Board of Directors to adopt, amend or repeal that particular By-Law or the By-Laws generally.

                       Indemnity of Officers and Directors
                       -----------------------------------

         Section 32. (a) The Company shall reimburse or indemnify any past, present or future officer or director of the Company for and against such liabilities and expenses as are authorized by (1) a resolution adopted by the Company's stockholders at a special meeting held on December 31, 1943, which is made a part hereof as though incorporated herein, or (2) by Sections 55-8-54, 55-8-55, 55-

8-56 and 55-8-57 of the General Statutes of North Carolina. Persons serving as officers or directors of the Company or serving in any such capacity at the request of the Company in any other corporation, partnership, joint venture, trust or other enterprise shall be provided reimbursement and indemnification by the Company to the maximum extent allowed hereunder or under applicable law, including without limitation Sections 55-8-54, 55-8-55, 55-8-56 and 55-8-57 of the General Statutes of North Carolina.

         (b) In addition to the reimbursement and indemnification provisions set forth above, any person who at any time serves or has served (1) as an officer or director of the Company, or (2) at the request of the Company as an officer of director (or in any position of similar authority, by whatever title known) of any other corporation, partnership, joint venture, trust or other enterprise, or (3) as an individual trustee or administrator under any employee benefit plan, shall have a right to be indemnified by the Company to the fullest extent permitted by law against (i) all reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with any pending, threatened or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by the Company or on behalf of the Company in a derivative action, seeking to hold him liable by reason of or arising out of his status as such or his activities in any of the foregoing capacities, and (ii) payments made by him in satisfaction of any judgement, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding; provided, however, that the Company shall not indemnify any person against liability or litigation expense he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the Company.

         (c) The Board of Directors shall take all action as may be necessary or appropriate to authorize the Company to pay all amounts required under these Sections 32(a),(b) and (c) of the By-Laws including, without limitation and to the extent deemed to be appropriate, necessary, or required by law (1) making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due such individual, or (2) making advances of costs and expenses, or (3) giving notice to, or obtaining approval by, the shareholders of the Company.

         (d) Any person who serves or has served in any of the aforesaid capacities for or on behalf of the Company shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights of reimbursement and indemnification provided for herein. Such rights of reimbursement and indemnification shall inure to the benefit of the legal representatives of such individuals, shall include amounts paid in settlement and shall not be exclusive of any other rights to which such individuals shall be entitled apart from the provisions of this Section.

         (e) The Company may, in its sole discretion, wholly or partially indemnify and advance expenses to any employee or agent of the Company to the same extent as provided herein for officers and directors.